CONTACT:
    Karen L. Howard, Vice President and Interim Chief Financial Officer
    Phone:  716.689.5550
    KAREN.HOWARD@CMWORKS.COM
    -or-
    Timothy R. Harvey, Corporate Secretary and General Counsel
    Phone:  716.689.5648
    TIMOTHY.HARVEY@CMWORKS.COM


 FOR IMMEDIATE RELEASE


       COLUMBUS MCKINNON ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

AMHERST, N.Y., August 5, 2005 -- Columbus McKinnon Corporation (NASDAQ: CMCO) announced today that the Board of Directors has accepted the resignation of Robert R. Friedl from his position as Vice President - Finance and Chief Financial Officer to pursue other business interests.

Karen L. Howard, Columbus McKinnon's Vice President and Treasurer this past year and previously Controller for the prior eight years, has been named Interim Chief Financial Officer. Ms. Howard serves on the Company's Executive Committee and has been an integral part of Columbus McKinnon's strong finance and accounting team and its investor relations program. In her role as Treasurer, she has also been the key relationship manager with the Company's commercial banks. During the interim period, she will direct all financial functions of Columbus McKinnon. A Certified Public Accountant, Ms. Howard was previously employed by Ernst & Young prior to joining Columbus McKinnon in 1995.

To ensure that the Company has the best possible CFO, an extensive outside search will begin shortly and Ms. Howard will be the primary internal candidate included in the process.

Timothy Tevens, President and Chief Executive Officer of Columbus McKinnon commented, "We appreciate Bob's investment of time, energy and expertise during his tenure at Columbus McKinnon and wish him well in his future endeavors. We have experienced tremendous growth while building financial stability over the last year, and I am confident Karen's wealth of experience and knowledge will enable her to successfully direct our financial strategies in the interim period."

As interim CFO, Ms. Howard will certify the second quarter financials to be filed this month. Ernst & Young, as the Company's independent accountants, have also satisfactorily and without issue, completed their review of the quarterly financial statements.

ABOUT COLUMBUS MCKINNON

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.

SAFE HARBOR STATEMENT

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONCERNING FUTURE REVENUE AND EARNINGS, INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS INCLUDING THE COMPANY'S SUCCESS AT REPLACING ITS CHIEF FINANCIAL OFFICER, THE QUALITY OF ANY REPLACEMENT CHIEF FINANCIAL OFFICER AND OTHER FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS RELEASE.

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